UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2019
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
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Emerging growth company ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, Michael W. Strambi resigned as Chief Financial Officer of Telenav, Inc. (the “Company”) effective January 2, 2019. While the Company completes its search for a new chief financial officer, the Company has engaged the services of Fuad Ahmad, a partner of FLG Partners, LLC (“FLG Partners”), a consulting firm, to provide financial consulting services to the Company. To facilitate the performance of those services by Mr. Ahmad, effective January 3, 2019, the Board of Directors of the Company appointed Mr. Ahmad as Interim Chief Financial Officer of the Company. Mr. Ahmad also will serve as the Company’s principal financial officer and principal accounting officer.
Mr. Ahmad, age 49, has been a partner of FLG Partners since 2013. Previously, Mr. Ahmad served as Senior Vice President and Chief Financial Officer of Quantum Corporation, a data storage company, from April 2016 to May 2018. Mr. Ahmad holds a B.S. in Finance from Brigham Young University.
In connection with obtaining Mr. Ahmad’s consulting services, the Company entered into a consulting agreement with FLG Partners (the “FLG Consulting Agreement”). Pursuant to the FLG Consulting Agreement, the Company will pay FLG Partners $425 per hour for Mr. Ahmad’s services to the Company. Mr. Ahmad is not entitled to receive any compensation directly from the Company for those services, for his service as Interim Chief Financial Officer of the Company, or for serving as the Company’s principal financial officer and principal accounting officer.
The FLG Consulting Agreement also requires the Company to indemnify Mr. Ahmad and FLG Partners under specified circumstances in connection with the performance of services for the Company. The FLG Consulting Agreement has an indefinite term and is terminable by either party under specified circumstances, including termination by the Company upon 30 days’ advance notice to FLG Partners and termination by FLG Partners at any time on or after March 2, 2019 upon 60 days’ advance notice to the Company. Mr. Ahmad’s service as Interim Chief Financial Officer of the Company is expected to end effective upon the termination of the FLG Consulting Agreement.
The foregoing description of the FLG Consulting Agreement is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2018.
Other than as described herein, Mr. Ahmad has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: January 7, 2019	By: /s/ HP Jin
Name: HP Jin
Title: Chief Executive Officer